Exhibit 10.2

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of December 7, 2012, is entered into by and among Capital Southwest Venture Corporation, a Texas corporation (“Stockholder”), Sequential Brands Group, Inc., a Delaware corporation (“Parent”), Wheels Merger Sub Inc., a Delaware corporation and a direct or indirect wholly-owned subsidiary of Parent (“Merger Sub”) and, solely for purposes of Sections 4(b) and (c), Heelys, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company has terminated that certain Asset Purchase Agreement, dated as of October 22, 2012 (the “Asset Purchase Agreement”) among Evergreen Group Ventures, LLC, a Delaware limited liability company (“Evergreen”) and certain of its Affiliates, on the one hand, and the Company and certain of its Subsidiaries, on the other hand;

WHEREAS, as a result of the termination of the Asset Purchase Agreement, the Voting Agreement, dated as of October 22, 2012, among Stockholder, TEG Bronco Acquisition Company, LLC and the Company has terminated and is of no further force or effect; and

WHEREAS, immediately prior to the execution and delivery of this Agreement, Parent, Merger Sub and the Company entered into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company being the surviving corporation, all upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition of and inducement to Parent’s willingness to enter into the Merger Agreement, Parent and Merger Sub have required that Stockholder enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1.      Certain Definitions.  The following terms have the respective meanings specified or referred to in this Section 1.  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement.

“Additional Owned Shares” means all shares of Company Common Stock and any other equity securities of the Company which are beneficially owned by Stockholder or any of its Affiliates (other than the Excluded Affiliates) and are acquired after the date hereof and prior to the termination of this Agreement.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Company Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Covered Shares” means the Owned Shares and Additional Owned Shares.

“Excluded Affiliates” means the Company and the officers and directors of Stockholder or its parent corporation.

“Owned Shares” means all shares of Company Common Stock and any other equity securities of the Company which are beneficially owned by Stockholder or any of its Affiliates (other than the Excluded Affiliates) as of the date hereof.

“person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity or group (as defined in Section 13(d) of the Exchange Act).

“Stockholder” has the meaning assigned thereto in the preamble.

“Transfer” means, with respect to a security, the transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such security or the beneficial ownership thereof, the offer to make such a transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.  As a verb, “Transfer” shall have a correlative meaning.

2.      Stockholder Vote.

(a)      Voting Agreement. At any meeting of the stockholders of the Company, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, Stockholder shall, and shall cause any other holder of record with respect to the Covered Shares to (i) appear at each such meeting or otherwise cause all Covered Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all Covered Shares (A) in favor of adopting the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement, or any other transaction pursuant to which either of Parent, Merger Sub or any of their respective Affiliates propose to acquire the Company (or substantially all of the assets of the Company and its Subsidiaries), if the Company or its stockholders, taken as a whole, would receive consideration equal to or greater than the consideration to be received by the stockholders of the Company, taken as a whole, in the Merger (an “Improved Proposal”), (B) in favor of any adjournment or postponement recommended by the Company with respect to any stockholder meeting with respect to the Merger Agreement and the Merger or any Improved Proposal, (C) against any Takeover Proposal or any proposal relating to a Takeover Proposal (in each case, even if such proposal constitutes a Superior Proposal), (D) against any transaction or transactions (other than (i) the transactions contemplated by the Merger Agreement, or (ii) any transactions contemplated by an Improved Proposal) including any consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company and (E) against any proposal, action or agreement that would (1) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the transactions contemplated thereby, (2) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement, (3) result in any of the conditions set forth in Article VII of the Merger Agreement not being fulfilled or (4) change the capitalization of, including the voting rights of any class of capital stock of, the Company.  Stockholder shall not commit or agree to take any action inconsistent with the foregoing.

(b)      Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent and Merger Sub an irrevocable proxy in the form attached as Exhibit A hereto (the “Proxy”), which shall be irrevocable to the extent permitted by applicable law, covering all Covered Shares.  Stockholder hereby represents to Parent and Merger Sub that any proxies heretofore given in respect of the Covered Shares are not irrevocable and that any such proxies are hereby revoked, and Stockholder agrees to promptly notify the Company of any such revocation.  Stockholder hereby affirms that the Proxy is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement.  Stockholder hereby further affirms that the Proxy is coupled with an interest and may under no circumstances be revoked during the Term (as defined below).  Without limiting the generality of the foregoing, such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law.  If for any reason the proxy granted herein is not irrevocable, Stockholder agrees to vote the Covered Shares in accordance with Section 2(a) hereof.

3.      No Disposition or Solicitation.

(a)      No Disposition or Adverse Act.  Stockholder hereby covenants and agrees that Stockholder shall not (i) offer to Transfer, Transfer or consent to any Transfer of any or all of the Covered Shares or any interest therein without the prior written consent of Parent, (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all Covered Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to any or all of the Covered Shares, (iv) deposit any or all of the Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Covered Shares or (v) take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect in any material respect or in any way restrict, limit or interfere in any material respect with the performance of Stockholder’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement. Any attempted Transfer of Covered Shares or any interest therein in violation of this Section 3(a) shall be null and void.

(b)      Non-Solicitation.  Stockholder hereby agrees that Stockholder shall not, and shall cause its Affiliates, representatives and agents (including its investment bankers, attorneys and accountants) (collectively, its “Representatives”) not to, directly or indirectly, encourage, solicit, initiate or participate in any way in any discussions or negotiations with, or provide any information to, or afford any access to the properties, books or records of the Company or any of its Subsidiaries to, enter into any agreement with, or otherwise take any other action to assist or facilitate, any person (other than either of the Parent, Merger Sub or any of their respective Representatives) relating to any Takeover Proposal.  Stockholder shall immediately cease any existing activities, discussions or negotiations conducted heretofore with respect to any Takeover Proposal.  Stockholder shall immediately communicate to Parent the terms of any Takeover Proposal (or any discussion, negotiation or inquiry with respect thereto) and the identity of the person making such Takeover Proposal or inquiry which it may receive.  Stockholder shall keep Parent fully informed, on a current basis, of the status and terms of any such Takeover Proposal or inquiry.  Any violation of the foregoing restrictions by Stockholder or any of its Representatives shall be deemed to be a material breach of this Agreement by Stockholder.

4.      Additional Agreements.

(a)      Certain Events.  In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Covered Shares or the acquisition of Additional Owned Shares or other securities or rights of the Company by Stockholder or any of its Affiliates, (i) the type and number of Covered Shares shall be adjusted appropriately and (ii) this Agreement and the obligations hereunder shall automatically attach to any additional Covered Shares or other securities or rights of the Company issued to or acquired by Stockholder or any of its Affiliates (other than the Excluded Affiliates).

(b)      Stop Transfer.  In furtherance of this Agreement, Stockholder hereby authorizes and instructs the Company (including through the Company’s transfer agent) to enter a stop transfer order with respect to all of the Covered Shares.  The Company agrees that as promptly as practicable after the date of this Agreement it shall make a notation on its records and give instructions to the transfer agent for the Covered Shares not to permit, during the term of this Agreement, the Transfer of the Covered Shares.  The Company agrees that, following the termination of this Agreement, the Company shall cause any stop transfer instructions imposed pursuant to this Section 4(b) to be lifted.

(c)      No Contravention.  None of the parties hereto shall take any action or agree to take any action, and each of the parties hereto shall cause its respective Affiliates not to take any action or agree to take any action, that would contravene or otherwise frustrate the intent of this Agreement, except to the extent expressly permitted by the Merger Agreement.

(d)      Communications.  Unless required by applicable law, Stockholder shall not, and shall cause its Representatives not to, make any press release, public announcement or other communication with respect to the business or affairs of either of Parent, Merger Sub or the Company, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent.  Stockholder hereby (i) consents to and authorizes the publication and disclosure by the Company and Parent of Stockholder’s identity and holding of Covered Shares, and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement, and any other information that the Company and Parent reasonably determine to be necessary or desirable in any press release or any other disclosure document in connection with the Merger or any other transactions contemplated by the Merger Agreement and (ii) agrees as promptly as practicable to notify the Company and Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document.

(e)      Additional Owned Shares.  Stockholder hereby agrees, while this Agreement is in effect, to notify Parent promptly in writing of the number and description of any Additional Owned Shares.

(f)       Appraisal Rights.  Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that Stockholder may have (including, without limitation, under Section 262 of the DGCL).

5.      Representations and Warranties of Stockholder.  Stockholder hereby represents and warrants to Parent and Merger Sub as follows:

(a)      Title.  Stockholder is the sole record and beneficial owner of the shares of Company Common Stock set forth on Schedule I (the “Disclosed Owned Shares”).  The Disclosed Owned Shares constitute all of the capital stock and any other equity securities of the Company owned of record or beneficially by Stockholder and its Affiliates (other than the Excluded Affiliates) on the date hereof and neither Stockholder nor any of its Affiliates (other than the Excluded Affiliates) is the beneficial owner of, or has any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any shares of Company Common Stock or any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for shares of Company Common Stock or such other equity securities, in each case other than the Disclosed Owned Shares.  Stockholder has sole voting power, sole power of disposition and sole power to issue instructions with respect to the matters set forth in Sections 2, 3 and 4 hereof and all other the matters set forth in this Agreement, in each case with respect to all of the Owned Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.  Except as permitted by this Agreement, the Owned Shares and the certificates representing such shares, if any, are now, and at all times during the term hereof will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of any and all liens, pledges, claims, options, proxies, voting trusts or agreements, security interests, understandings or arrangements or any other encumbrances whatsoever on title, transfer or exercise of any rights of a stockholder in respect of the Owned Shares (other than as created by this Agreement) (collectively, “Liens”).

(b)      Organization and Qualification.  Stockholder is a Texas corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

(c)      Authority.  Stockholder has all necessary power and authority and legal capacity to execute, deliver and perform all of Stockholder’s obligations under this Agreement, and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of Stockholder or any other Person are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(d)      Due Execution and Delivery.  This Agreement has been duly and validly executed and delivered by Stockholder and, assuming due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforceability may be limited by equitable principles of law.

(e)      No Conflict or Default.  No permit, authorization, consent or approval of, any Governmental Entity or any other person is necessary for the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby and the compliance by Stockholder with the provisions hereof.  None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind, including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust, to which Stockholder is a party or by which Stockholder or any of Stockholder’s properties or assets may be bound, (ii) violate any judgment, order, writ, injunction, decree or award of any court, administrative agency or other Governmental Entity that is applicable to Stockholder or any of Stockholder’s properties or assets, (iii) constitute a violation by Stockholder of any law or regulation of any jurisdiction, or (iv) contravene or conflict with Stockholder’s articles of incorporation or bylaws, in each case, except for any conflict, breach, default or violation described which would not adversely effect in any material respect the ability of Stockholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

(f)       No Litigation.  There is no Action pending or, to the knowledge of Stockholder, threatened against Stockholder at law or in equity before or by any Governmental Entity that could reasonably be expected to impair the ability of Stockholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

(g)      Receipt; Reliance.  Stockholder has received and reviewed a copy of the Merger Agreement.  Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

6.      Termination.  The term (the “Term”) of this Agreement and the Proxy granted pursuant hereto shall commence upon the execution of this Agreement by all parties hereto and shall terminate upon the earliest of (i) the mutual written agreement of Parent and Stockholder, (ii) the Effective Time and (iii) the termination of the Merger Agreement in accordance with its terms; provided that (A) nothing herein shall relieve any party hereto from liability for any breach of this Agreement and (B) this Section 6 and Section 8 shall survive any termination of this Agreement.

7.      No Limitation.  Nothing in this Agreement shall be construed to prohibit Stockholder or any of Stockholder’s Representatives who is an officer or member of the board of directors of the Company from taking any action solely in his or her capacity as an officer or member of the board of directors of the Company or from taking any action with respect to any Takeover Proposal as an officer or member of such board of directors.

8.      Miscellaneous.

(a)      Entire Agreement.  This Agreement (together with Schedule I and Exhibit A) and the Proxy constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

(b)      Reasonable Efforts.  Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereby.  At another party’s reasonable request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may reasonably be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby.  Without limiting the foregoing, Stockholder shall execute and deliver to Parent and any of its designees any additional proxies, including without limitation with respect to Additional Owned Shares, reasonably requested by Parent in furtherance of this Agreement.

(c)      No Assignment.  This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of Stockholder (in the case of any assignment by Parent) or Parent (in the case of an assignment by Stockholder or the Company); provided that Parent may assign its rights and obligations hereunder to one of its Affiliates without prior written consent.

(d)      Binding Successors.  Without limiting any restrictions herein or any other rights Parent may have hereunder with respect to any Transfer of any of the Covered Shares, Stockholder agrees that this Agreement and the Proxy and the obligations hereunder and thereunder shall attach to the Covered Shares beneficially owned by Stockholder and its Affiliates (other than the Excluded Affiliates) and shall be binding upon any person to which legal or beneficial ownership of such Covered Shares shall pass, whether by operation of law or otherwise, including, without limitation, Stockholder’s heirs, guardians, administrators or successors.

(e)      Amendments.  This Agreement may not be amended, changed, supplemented or otherwise modified except by an instrument in writing signed on behalf of Parent and Stockholder; provided that the Company’s consent, not to be unreasonably withheld, shall be required for any amendment to Section 4(b) that adversely impacts its obligations thereunder.

(f)       Notice.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received) (i) upon receipt, if delivered personally or by first class mail, postage pre-paid, (ii) on the date of transmission, if sent by facsimile transmission (with confirmation of receipt), or (iii) on the Business Day after dispatch, if sent by nationally recognized, documented overnight delivery service, as follows:

If to Stockholder:

At the address and facsimile number set forth on Schedule I hereto.

If to Parent or Merger Sub:

Sequential Brands Group, Inc.
17383 Sunset Blvd.
Building A Suite 310
Pacific Palisades, CA 90272
Email: bsweedler@tengramcapital.com
Fax:  (203) 454-6998
Attention:  William Sweedler

Copy to (which copy shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Suite 3400
Los Angeles, California 90071
Email: van.durrer@skadden.com
Fax:  (213) 621-5200

Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
Seventh Floor
Wilmington, Delaware 19801
Email: bob.pincus@skadden.com
Fax:  (302) 434-3090
Attention:  Robert B. Pincus

If to the Company:

Heelys, Inc.
3200 Belmeade Drive, Suite 100
Carrollton, TX 75006
Facsimile: (214) 224-0131
E-mail: thansen@heelys.com; cstorey@heelys.com
Attention:   Thomas C. Hansen and Craig D. Storey

Copy to (which copy shall not constitute notice):

Gardere Wynne Sewell LLP
1601 Elm Street, Suite 3000
Dallas, TX 75201
Facsimile: (214) 999-4245
E-mail: rsarfatis@gardere.com
Attention: Robert Sarfatis

or to such other address or facsimile number as the person to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above.

(g)      Severability.  The provisions of this Agreement shall be deemed severable; the invalidity, illegality or unenforceability of any term or provision of this Agreement shall not affect the validity, legality or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect.  If any of the provisions hereof are determined to be invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

(h)      Remedies.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(i)       No Waiver.  No waiver by any party hereto of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party hereto shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with such party’s obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(j)       Governing Law.  This Agreement, and all matters arising hereunder or in connection herewith, shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without giving effect to the principles of conflict of laws.

(k)      Submission to Jurisdiction.  Each party to this Agreement hereby irrevocably and unconditionally (i) consents to the submission to the exclusive jurisdiction of the courts of the State of Delaware sitting in Wilmington, Delaware and the United States District Court for the District of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement or the transaction contemplated hereby, (ii) agrees not to commence any action, suit or proceeding relating thereto except in such courts and in accordance with the provisions of this Agreement, (iii) agrees that service of any process, summons, notice or document by U.S. registered mail, or otherwise in the manner provided for notices in Section 8(f) hereof, shall be effective service of process for any such action, suit or proceeding brought against it in any such court, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action, suit or proceeding in such courts and (v) agrees not to plead or claim in any court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(l)       Waiver of Jury Trial.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(L).

(m)      Specific Performance.  The parties hereto agree that Parent and Merger Sub would be irreparably damaged in the event that any of the provisions of this Agreement were not performed by Stockholder in accordance with their specific terms or were otherwise breached by Stockholder, and that Parent and Merger Sub would not have an adequate remedy at law for money damages in such event.  It is accordingly agreed that Parent and Merger Sub shall be entitled, without posting any bond or other undertaking, to specific performance and injunctive and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

(n)      Interpretation.  The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.  The words “include,” “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  No provision of this Agreement shall be interpreted for or against any party hereto because that party or its legal representatives drafted the provision.  The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not any particular section in which such words appear.

(o)      Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

(p)      Expenses.  Except as otherwise provided herein, each party hereto shall pay such party’s own expenses incurred in connection with the negotiation and execution of this Agreement.  If any Action is commenced by any party hereto concerning this Agreement, the prevailing party shall recover from the losing party reasonable attorneys’ fees and costs and expenses, including those of appeal and not limited to taxable costs, incurred by the prevailing party, in addition to all other remedies to which the prevailing party may be entitled.

(q)      No Ownership Interest. Nothing contained in this Agreement shall be deemed, upon execution, to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares.  All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Stockholder, and Parent and Merger Sub shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Covered Shares, except as otherwise provided herein.

[Signature page follows.]

IN WITNESS WHEREOF, Parent, Merger Sub, Stockholder and, solely for purposes of Sections 4(b) and (c), the Company have caused this Agreement to be duly executed as of the day and year first above written.

SEQUENTIAL BRANDS GROUP, INC.

By: /s/ Yehuda Shmidman
Name: Yehuda Shmidman, Chief Executive Officer

WHEELS MERGER SUB INC.

By: /s/ William Sweedler
Name: William Sweedler, Authorized Signatory

CAPITAL SOUTHWEST VENTURE CORPORATION

By: /s/ Gary L. Martin
Name: Gary L. Martin

HEELYS, INC.

By: /s/ Thomas C. Hansen
Name: Thomas C. Hansen
Title: President and Chief Executive Officer

[Signature Page to Voting Agreement]

SCHEDULE I

Name and Contact Information for Stockholder	Number of Shares of Company Common Stock Beneficially Owned

Capital Southwest Venture Corporation	9,317,310
12900 Preston Road
Suite 700
Dallas, Texas 75230
Facsimile: (972) 233-7362
E-mail: gneblett@capitalsouthwest.com
Attention: Glenn Neblett

EXHIBIT A

FORM OF IRREVOCABLE PROXY

The undersigned stockholder (“Stockholder”) of Heelys, Inc., a Delaware corporation (the “Company”), hereby (i) irrevocably grants to, and appoints, Sequential Brands Group, Inc., a Delaware limited liability company (“Parent”), and any person designated in writing by Parent, and each of them individually, Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote all of the Covered Shares or grant a consent or approval in respect of the Covered Shares, in accordance with the terms of this proxy (this “Proxy”) and (ii) revokes any and all proxies heretofore given in respect of the Covered Shares.

This Proxy is granted pursuant to that certain Voting Agreement, dated as of December 7, 2012, by and among Stockholder, Parent, Wheels Merger Sub Inc., a Delaware corporation (“Merger Sub”), and the Company (the “Voting Agreement”).  For the purposes of this Proxy, “Covered Shares” means (i) all shares of common stock of the Company (“Company Common Stock”) and any other equity securities of the Company which are beneficially owned by Stockholder or any of its Affiliates (as defined in the Merger Agreement) (other than the Excluded Affiliates (as defined in the Voting Agreement)) as of the date hereof and (ii) all shares of Company Common Stock and any other equity securities of the Company which are beneficially owned by Stockholder or any of its Affiliates and are acquired after the date hereof and prior to the termination of the Voting Agreement.  The Covered Shares as of the date hereof are set forth on the signature page hereof.

Stockholder hereby affirms that the irrevocable proxy set forth in this Proxy is given in connection with the execution of that certain Merger Agreement (the “Merger Agreement”), dated as of December 7, 2012, by and among Parent, Merger Sub and the Company, providing, among other things, the acquisition of the Company by Parent, subject to the terms and conditions set forth in the Merger Agreement (the “Merger”), and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under the Voting Agreement.  Stockholder hereby further affirms that the irrevocable proxy set forth in this Proxy is coupled with an interest and may under no circumstances be revoked.  Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.  Without limiting the generality of the foregoing, this Proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law.

The attorneys-in-fact and proxies named above are hereby authorized and empowered by the undersigned at any time after the date hereof and prior to the termination of the Voting Agreement to act as the undersigned’s attorney-in-fact and proxy to vote the Covered Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Covered Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special, adjourned or postponed meeting of the stockholders of the Company and in every written consent in lieu of such a meeting:

(A)
in favor of adopting the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and the Voting Agreement, including the Merger or any other transaction pursuant to which Parent or Merger Sub or any of their respective Affiliates propose to acquire the Company (or substantially all of the assets of the Company and its Subsidiaries), if the Company or its stockholders, taken as a whole, would receive consideration equal to or greater than the consideration to be received by the stockholders of the Company, taken as a whole, in the Merger (an “Improved Proposal”);

(B)	in favor of any adjournment or postponement recommended by the Company with respect to any stockholder meeting with respect to the Merger Agreement and the Merger or any Improved Proposal;

(C)
against any Takeover Proposal or any proposal relating to a Takeover Proposal (as defined in the Merger Agreement) (in each case, even if such proposal constitutes a Superior Proposal (as defined in the Merger Agreement));

(D)
against any transaction or transactions (other than (1) the transactions contemplated by the Merger Agreement, or (2) any transactions contemplated by an Improved Proposal) including any consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company;

(E)
against any proposal, action or agreement that would (1) impede, frustrate, prevent or nullify any provision of the Voting Agreement, the Merger Agreement or the transactions contemplated thereby, (2) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement, (3) result in any of the conditions set forth in Article VII of the Merger Agreement not being fulfilled or (4) change the capitalization of, including the voting rights of any class of capital stock of, the Company.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.  In the event of a conflict or inconsistency between this Proxy and the Voting Agreement, the Voting Agreement shall control.

[Signature Page Follows]

Dated: December 7, 2012

CAPITAL SOUTHWEST VENTURE CORPORATION

By: /s/ Gary L. Martin
Name: Gary L. Martin
Title: President

Address:

12900 Preston Road
Suite 700
Dallas, Texas 75230

Shares: 9,317,310

[Signature Page to Proxy]